Exhibit 99.1

PRESS RELEASE

Primoris Services Corporation Completes Future Infrastructure Acquisition

DALLAS, TX – Jan. 15, 2021 – Primoris Services Corporation (NASDAQ Global Select: PRIM) (“Primoris” or “Company”), a leading provider of specialty contracting services in North America, announced today that it has closed its acquisition of Future Infrastructure Holdings, LLC (“Future Infrastructure” or “FIH”) in an all-cash transaction valued at $620 million. The transaction directly aligns with Primoris’ strategy to grow in large, higher growth, higher margin markets, and expands the Company’s utility services capabilities.

Future Infrastructure is a provider of non-discretionary maintenance, repair, upgrade, and installation services to the telecommunication, regulated gas utility, and infrastructure markets. As a result of the acquisition, Future Infrastructure will be integrated into the Company’s Utilities Segment, furthering Primoris’ strategic plan to expand its service lines, enter new markets, and grow the Company’s MSA revenue base.

Tom McCormick, Primoris’ President and Chief Executive Officer, said, “The addition of Future Infrastructure marks the completion of a strategic goal for Primoris, but also marks the beginning of a new stage in our strategic journey to create the Company we believe we can be – together. With values and cultures that are already aligned in many ways, we are confident that this combination will lead us to even greater successes.”

Notice of Issuance of Inducement Grants

In connection with the closing of Future Infrastructure, Primoris granted stock-based compensation to 16 employees of FIH and its subsidiaries representing an aggregate of 1,213,032 shares of common stock (the "Inducement Grants"). The Inducement Grants consisted of the following types of equity awards: (i) stock purchase rights representing 1,086,752 shares of common stock purchased at a 15 percent discount, subject to an 18-month holding period and (ii) restricted stock units representing the right to receive up to 126,280 shares of common stock, subject to time-vesting on the third anniversary of the grant date. The Inducement Grants have been approved by the Compensation Committee of the Board of Directors. The Inducement Grants will be issued outside of Primoris' shareholder-approved equity incentive plan as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4).

ABOUT PRIMORIS

Founded in 1960, Primoris, through various subsidiaries, has grown to become one of the leading providers of specialty contracting services operating throughout the United States and Canada. Primoris provides a wide range of specialty construction services, fabrication, maintenance, and engineering services to a diversified base of customers. Additional information on Primoris is available at www.prim.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. These statements give the current expectations of the Company’s management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this release include the Company’s expectations regarding the consummation of the transactions described herein.

Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among other things, (a) the risks and uncertainties disclosed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and from time to time in our other filings with the Securities and Exchange Commission (“SEC”) and (b) the following risks inherent in the transactions (in addition to others described elsewhere in this document and in the subsequent filings with the SEC): failure to obtain regulatory approval necessary to consummate the transactions or to obtain regulatory approvals on favorable terms; failure to secure financing arrangements on favorable terms to consummate the transactions;  delays in consummating the transactions or the failure to consummate the transactions; the possibility of business disruption during the pendency of or following the transactions; the risk that management time may be diverted on transaction-related issues; the reaction of customers and other third parties to the proposed transactions; and other events or circumstances that could adversely impact the completion of the transactions, including the ongoing COVID-19 pandemic and other industry, political, competitive or economic conditions outside of our control.

Forward-looking statements speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risk and uncertainties. Many factors mentioned in this release and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, you are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements, as the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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For additional information, contact:

Brook Wootton

Vice President, Investor Relations

Primoris Services Corporation, 214-545-6773

bwootton@prim.com